                                                                    Exhibit 3.27

                             The Companies Act 1985

                         ------------------------------

                            Company Limited By Shares

                         ------------------------------

                            MEMORANDUM OF ASSOCIATION

                                       of

                             AQUAPORTE (UK) LIMITED

            1.    The name of the company is "AQUAPORTE (UK) LIMITED"

            2. The registered office of the Company will be situated in England.

            3.    The objects for which the Company is established are:

                  (1)   To carry on all or any of the following businesses:
                        Representatives, agents, factors, distributors, importers, exporters, manufacturers and wholesale and retail dealers for or on behalf of any individual, company, firm or other body or as principals in and about every kind of marketable product, process, materials and services of whatever description, and for these purposes to negotiate and handle contracts and agreements of all kinds, to act as representatives and agents of and for any individual, company, firm, association, authority, organization or other body in any part of the work and for any purpose whatever, to tender for and to place contracts, investments and other rights, to act for and to provide all kinds of services, agencies and consultancies to all or any parties or prospective parties to any contract or other agreement, and to carry on business as advertising and publicity agents, sales promoters, marketing and market research specialists, direct selling and mail order specialists, exhibition and display contractors and promoters, merchandising agents, warehousers, storers, packers, customs house brokers, shipping and forwarding agents, clearing agents, wharfingers, insurance brokers, carriers, hauliers and providers of all kinds of facilities in connection with or ancillary to any of the above businesses and all other businesses at the discretion of the Directors.

                  (2) To buy, sell, export, manufacture and deal in all kinds of goods, stores and equipment whether in connection with any of the above activities or otherwise and to act as agents for all purposes.

                  (3) To apply for, purchase or otherwise acquire any patents, licenses, concessions, privileges and like rights, conferring a non-exclusive or exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, grant licenses in respect of, or otherwise turn to account, the rights and information so acquired.

                  (4) To sell, improve, manage, develop, lease, mortgage, let, charge, dispose of, turn to account, or otherwise deal with all or any part of the undertaking or property or rights of the Company, and to sell the undertaking of the Company, or any part thereof for such consideration as the Company may think fit, and in particular for cash, shares, debentures or debenture stock or other obligations, whether fully paid or otherwise, of any other company.

                  (5) To carry on the business of commission agents, factors, general merchants and dealers in every description of goods, exporters and importers, concessionaires, wholesale and retail traders, carriers, warehousemen, designers, advertising contractors or agents, or trustees, brokers or agents for any company.

                  (6) To manufacture, refine, repair, purchase, sell, export, import, deal in or let on hire all kinds of goods, substances and other articles which may be advantageous to the Company or which any of the customers or other companies having dealings with the Company may from time to time require.

                  (7) To carry on any other activity and do anything of any nature which may seem to the Company capable of being conveniently carried on or done by the Company in connection with the above, or may seem to the Company calculated directly or indirectly to benefit the Company.

                  (8) To purchase, take on lease or license or in exchange, apply for, hire, renew or otherwise acquire and hold for any estate or interest, and to sell, let, license or otherwise dispose of, in whole or in party, any lands, buildings, machinery, rights, stock-in-trade, business concerns, chooses in action, and any other real and personal property of any kind including all of the assets of the Company and to perform any services or render any consideration and to construct, equip, alter and maintain any buildings, works and machinery necessary or convenient for the Company's business and in each case for any consideration which may be thought fit.

                  (9) To enter into partnership or any other arrangement for sharing profits or joint adventure or co-operation with any company carrying on, engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to subsidize or otherwise assist any such company.

                  (10) To invest and deal with moneys of the Company not immediately required in or upon such investments (other than shares in the Company) and in such manner as may from time to time seem expedient.

                  (11) To lend money to such companies with or without security and otherwise on such terms as may seem expedient.

                  (12) To guarantee, grant indemnities in respect of, support or secure, whether by personal convenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, the performance of the contracts or obligations and the repayment or payment of the principal and premium of an interest and dividends on any securities or obligations of any company whether having objects or engaged or intending to engage in business similar to those of the Company or not.

                  (13) To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit an din particular by mortgages and charges upon the undertaking and all or any of the property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue on such terms as may be thought expedient of securities of any description.

                  (14) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, shipping documents and other negotiable or transferable instruments, and to buy, sell and deal in foreign currencies.

                  (15) To grant pensions, allowances, gratuities and bonuses to existing or former employees and officers (including Directors) of the Company or of any company in which the Company (directly or through other companies) holds shares or of any predecessor in business of the Company or of its holding company, or to their dependents or relations or connections, and to make payments towards insurance for any such purpose, and to establish or support trusts, funds or schemes (whether contributory or non-contributory) for any such purposes or any other institutions, trusts, funds, schemes, clubs and conveniences calculated to benefit any such persons.

                  (16) To promote or assist in promoting any company or companies in any part of the world and to subscribe for shares therein or other securities thereof for the purpose of carrying on any business which the Company is authorized to carry on or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

                  (17) To amalgamate with any other company in any manner whatsoever (whether with or without a liquidation of the Company).

                  (18) To procure the Company to be registered or recognized in any country or place in any part of the world.

                  (19) To compensate for loss of office any Directors or other officers of the Company and to make payments to any persons whose office, employment or duties may be terminated by virtue of any transaction in which the Company is engaged.

                  (20) To pay out of the funds of the Company the costs, charges and expenses of any incidental to the formation and registration of the Company or any company promoted by the Company, the issue of the capital of the Company or any such other company, the negotiations between the promoters preliminary to the formation of the Company, the acquisition by the Company of any property or assets and the accomplishment of all or any formalities which the Company may think necessary or proper in connection with any of the matters aforesaid.

                  (21) To insure with any other company against losses, damages, risks and liabilities of all kinds which may affect the Company.

                  (22) To act as directors or managers of, or to appoint directors or managers of, any subsidiary company or any other company in which the Company is or may be interested.

                  (23) To contribute by donation, subscription, guarantee or otherwise to any public, general, charitable or other useful object whatever.

                  (24) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

                  (25) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees, subsidiaries or otherwise.

                  (26) To do all such other things as are incidental or conducive to the above objects or any of them.

            It is hereby declared that the word "company" in this clause shall (except where referring to the Company) be deemed to include any person or partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in Great Britain or elsewhere. The intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms of any other paragraph, form the name of the Company or from the order in which such objects are stated, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and independent company.

            4.    The liability of the members is limited.

            5.* The share capital of the Company is (pound)100, divided into 100 Ordinary shares of (pound)1 each.

----------
* Pursuant to an Ordinary Resolution passed on ?th April 1995, the Authorized Share Capital was increased to (pound)40,000, divided into 40,000 Ordinary shares of (pound)1 each.

                  WE, the several persons whose names and addresses are
            subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------

            NAMES, ADDRESSES AND NUMBER OF SHARES TAKEN
            DESCRIPTIONS OF SUBSCRIBERS BY EACH SUBSCRIBER

--------------------------------------------------------------------------------

            ROBERT JOHN WINDMILL                One
            Inveresk House
            1 Aldwych
            London WC2R OHF

            Solicitor

            BETTY PATRICIA DOREEN BAILEY        One
            Inveresk House
            1 Aldwych
            London WC2R OHF

            CHARTERED SECRETARY

--------------------------------------------------------------------------------

            Dated this 7th day of December 1988.

            Witness to the above Signatures:

            JOHN STEIN
            Inveresk House
            1 Aldwych
            London WC2R OHF

            SOLICITOR